UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 3, 2003

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

The following information is furnished pursuant to Item 9, “Regulation FD Disclosure”.

First Place Financial Corp. (“First Place”) announced on September 3, 2003 that its annual meeting of shareholders will be held on October 23, 2003 at 10:00 a.m. Eastern Time, at the Avalon Inn, 9519 East Market Street, Warren, Ohio. Holders of record of First Place’s common stock as of September 5, 2003 will be entitled to vote at the meeting and will receive written notice of the meeting and copies of the proxy materials. First Place Financial Corp. issued a press release on September 3, 2003 describing the meeting and providing additional information about First Place. The information contained in the press release, which is attached as Exhibit 99.1 to this Form 8-K, is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: September 3, 2003

	By:	/S/ DAVID L. MEAD
David L. Mead
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release of First Place Financial Corp. dated September 3, 2003, announcing that the annual meeting of shareholders will be held on October 23, 2003 at 10:00 a.m. Eastern Time, at the Avalon Inn, 9519 East Market Street, Warren, Ohio.